Exhibit 99.1

FOR IMMEDIATE RELEASE

OI European Group B.V. Announces Results of Cash Tender Offer for Any and All of its Outstanding 2.875% Senior Notes due 2025

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (May 24, 2024) O-I Glass, Inc. (NYSE: OI) (the “Company”), announced today that OI European Group B.V. (“OIEG”, “we,” “us” and “our”), a private limited liability company incorporated under the laws of the Netherlands and an indirect wholly owned subsidiary of the Company, has announced the results of its previously announced tender offer (the “Offer”) to purchase for cash any and all of OIEG’s outstanding €500 million aggregate principal amount (approximately $539 million based on the March 29, 2024 (the last business day in March 2024) exchange rate of €1.00 = $1.0777) of 2.875% Senior Notes due 2025 (the “Notes”).

The Offer was made upon the terms and subject to the conditions set forth in the offer to purchase, dated May 16, 2024 (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offer expired at 5:00 p.m. (New York City time) on May 23, 2024 (the “Expiration Date”). The settlement date (the “Settlement Date”) is May 29, 2024, which is the third business day after the Expiration Date and the first business day after 5:00 p.m. (New York City time) on May 28, 2024 (the “Guaranteed Delivery Date”).

The following table sets forth certain information regarding the Notes and participation in the Offer, including the aggregate principal amount of Notes that was validly tendered prior to or at the Expiration Date and not validly withdrawn according to the Information and Tender Agent.

NOTES SUBJECT TO THE OFFER

Title of Notes	ISINs/Common Codes	Aggregate Principal Amount Outstanding	Total Consideration(1)	Aggregate Principal Amount Tendered
2.875% Senior Notes due 2025	ISINs: XS2079700261 / XS2077666316 Common Codes: 207970026 / 207766631	€500,000,000	€992.50	€323,416,000

(1)	Per €1,000 principal amount of Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.

The deadline to withdraw Notes validly tendered in the Offer was 5:00 p.m., New York City time, on May 23, 2024 (the “Withdrawal Date”). Accordingly, previously tendered Notes may no longer be withdrawn.

The acceptance of tendered Notes will be made in accordance with the terms of the Offer as described in the Offer to Purchase. We expect to accept, on the Settlement Date, and expect to accept, on the Guaranteed Delivery Date, all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date, including Notes delivered in accordance with the Guaranteed Delivery Procedures. Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tendered Notes at or prior to the Expiration Date (and did not validly withdraw such Notes at or prior to the Withdrawal Date) or (ii) delivered a properly completed and duly executed Notice of Guaranteed Delivery and all other required documents at or prior to the Expiration Date and validly tender their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the Total Consideration specified in the Offer to Purchase for each €1,000 principal amount of Notes, which will be payable in cash.

In addition to the Total Consideration, Holders whose Notes are accepted for purchase by OIEG will be paid the accrued and unpaid interest on such Notes from the last interest payment date (which was February 15, 2024) up to, but not including, the Settlement Date. Interest will cease to accrue on the Settlement Date for all Notes accepted in the Offer, including those tendered through the Guaranteed Delivery Procedures.

OIEG has engaged BNP Paribas to serve as the dealer manager in connection with the Offer (the “Dealer Manager”). Questions regarding terms and conditions of the Offer should be directed to BNP at +33 1 55 77 78 94 or via the email address liability.management@bnpparibas.com.

D.F. King has been appointed as the Information and Tender Agent for the Offer. Questions or requests for assistance in connection with the Offer or for additional copies of the Tender Offer Documents may be directed to the Information and Tender Agent at +44 20 7920 9700 or via e-mail at OI@dfkingltd.com. The Tender Offer Documents can be accessed at the offer website: https://www.dfkingltd.com/OI.

We reserve the right, in our sole discretion, not to purchase any Notes or to terminate the Offer and to amend or waive any of the terms and conditions of the Offer in any manner, subject to applicable laws and regulations.

Unless stated otherwise, announcements in connection with the Offer will be made available on our website at www.o-i.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information and Tender Agent for the relevant announcements relating to the Offer. In addition, all documentation relating to the Offer to Purchase, together with any updates, will be available via the Offer Website: https://www.dfkingltd.com/OI.

General

This announcement is for informational purposes only. Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes a solicitation for acceptance of the Offer, or a notice of redemption under the indenture governing the Notes. This announcement is not an offer to purchase or a solicitation of an offer to purchase any other securities of the Company or any of its subsidiaries. The Offer is being made solely pursuant to the Offer to Purchase. The distribution of this announcement in certain jurisdictions may be restricted by law. The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of OIEG by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Manager and the Information and Tender Agent to inform themselves about, and to observe, any such restrictions.

In the United Kingdom, the communication of this announcement and any other documents or materials relating to the Offer to Purchase are not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is only directed at and may be communicated to (i) persons who have professional experience in matters relating to investments, being investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”); (ii) persons who fall within Article 43(2) of the Financial Promotion Order, (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iv) any other persons to whom these documents and/or materials may lawfully be communicated in accordance with the Financial Promotion Order. Any investment or investment activity to which the Offer to Purchase relates is available only to such persons or will be engaged in only with such persons and other persons should not rely on it.

In any European Economic Area (EEA) Member State (the “Relevant State”), the Offer to Purchase is only addressed to and are only directed at qualified investors in that Relevant State within the meaning of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended (the “Prospectus Regulation”). Each person in a Relevant State who receives any communication in respect of the Offer to Purchase will be deemed to have represented, warranted and agreed to with the Dealer Manager and OI Glass that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

Each Holder participating in the Offer will give certain representations in respect of the jurisdictions referred to above and generally as set out herein. Any tender of Notes pursuant to the Offer from a Holder that is unable to make these representations will not be accepted. Each of the Company, the Dealer Manager and the Information and Tender Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements

This announcement may contain “forward-looking” statements as defined under U.S. securities laws. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, trade disputes, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, public health issues and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current Ukraine-Russia and Israel-Hamas conflicts and disruptions in supply of raw materials caused by transportation delays), (3) competitive pressures from other glass container producers and alternative forms of packaging or consolidation among competitors and customers, (4) changes in consumer preferences or customer inventory management practices, (5) the continuing consolidation of the Company’s customer base, (6) the Company’s ability to improve its glass melting technology, known as the modular advanced glass manufacturing asset (“MAGMA”) program, and implement it within the timeframe expected, (7) unanticipated supply chain and operational disruptions, including higher capital spending, (8) seasonality of customer demand, (9) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (10) labor shortages, labor cost increases or strikes, (11) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (12) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (13) any increases in the underfunded status of the Company’s pension plans, (14) any failure or disruption of the Company’s information technology, or those of third parties on which the Company relies, or any cybersecurity or data privacy incidents affecting the Company or its third-party service providers, (15) risks related to the Company’s indebtedness or changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to generate cash to service indebtedness and refinance debt on favorable terms, (16) risks associated with operating in foreign countries, (17) foreign currency fluctuations relative to the U.S. dollar, (18) changes in tax laws or U.S. trade policies, (19) the Company’s ability to comply with various environmental legal requirements, (20) risks related to recycling and recycled content laws and regulations, (21) risks related to climate-change and air emissions, including related laws or regulations and increased environmental, social and governance scrutiny and changing expectations from stakeholders, (22) risks related to the Company’s long-term succession planning process and (23) the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the SEC.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this announcement are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, we and the Company do not assume any obligation to update or supplement any particular forward-looking statements contained in this announcement.

About OI GLASS

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 23,000 people across 68 plants in 19 countries, O-I achieved net sales of $7.1 billion in 2023.

Contacts

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com